UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 8, 2023

Talon 1 Acquisition Corp.

(Exact name of registrant as specified in its charter)

Cayman Islands	001-41001	98-1598139
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2333 Ponce de Leon Blvd., Suite 630, Coral Gables, FL	33134
(Address of principal executive offices)	(Zip Code)

(786) 662-3114

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one Class A ordinary share, $0.0001 par value, and one-half of one warrant	TOACU	The Nasdaq Global Market
Class A ordinary share	TOAC	The Nasdaq Global Market
Warrants included as part of the units	TOACW	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01.	Other Events

On June 8, 2023, Talon 1 Acquisition Corp. (the “Company”) determined that it will not seek an extension of the time to complete an initial business combination and that it will redeem all of its outstanding Class A ordinary shares, par value $0.0001 (the “Public Shares”), effective as of the close of business on June 20, 2023, because the Company will not consummate an initial business combination within the time period required by its Amended and Restated Memorandum and Articles of Association (as amended, the “Articles”).

Pursuant to the terms of the Articles, if the Company is unable to complete an initial business combination by June 8, 2023, the Company will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem the Public Shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account (the “Trust Account”), including interest earned on the funds held in the trust account and not previously released to make permitted withdrawals (less up to $100,000 of interest to pay dissolution expenses and net of taxes payable), divided by the number of then outstanding Public Shares, which redemption will completely extinguish public shareholders’ rights as shareholders (including the right to receive further liquidating distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the Company’s remaining shareholders and the Company’s board of directors, dissolve and liquidate by way of a members voluntary liquidation, subject in each case to the Company’s obligations under Cayman Islands law to provide for claims of creditors and the requirements of other applicable law.

The per-share redemption price for the Public Shares will be approximately $10.49 (the “Redemption Amount”). The balance of the Trust Account as of June 7, 2023 was approximately $101,693,581.14. In accordance with the terms of the related trust agreement, the Company expects to retain $100,000 of the interest and dividend income from the Trust Account to pay dissolution expenses.

After the redemption is complete, the Public Shares will be deemed cancelled and will represent only the right to receive the Redemption Amount.

The Redemption Amount will be payable to the holders of the Public Shares upon delivery of their shares or units to the Company’s transfer agent, Continental Stock Transfer & Trust Company. Beneficial owners of Public Shares held in “street name,” however, will not need to take any action in order to receive the Redemption Amount.

There will be no redemption rights or liquidating distributions with respect to the Company’s warrants, which will expire worthless.

The Company’s sponsor has waived its redemption rights with respect to the outstanding founder shares and private placement warrants. After the redemption is complete, the Company will cease all operations except for those required to wind up the Company’s business.

The Company expects that The Nasdaq Stock Market LLC will file a Form 25 with the Securities and Exchange Commission (the “Commission”) in order to delist the Company’s securities. The Company thereafter expects to file a Form 15 with the Commission to terminate the registration of the Company’s securities under the Securities Exchange Act of 1934, as amended.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

104	Cover Page Interactive Data File (embedded with the Inline XBRL document

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TALON 1 ACQUISITION CORP.

	By:	/s/ Ed Wegel
	Name:	Ed Wegel
	Title:	Chief Executive Officer

Dated: June 8, 2023